Exhibit 99.1

LIBERTY MEDIA REPORTS FOURTH QUARTER AND YEAR END 2012 FINANCIAL RESULTS

Englewood, Colorado, February 27, 2013 - Liberty Media Corporation (“Liberty Media”) (Nasdaq: LMCA, LMCB) today reported fourth quarter and year end 2012 results. Highlights include(1):

•	Completed separation from Starz on January 11

◦	Received $1.2 billion in connection with the spin-off

•	Received approval from FCC for de jure control of SiriusXM

◦	Purchased additional 50 million SiriusXM shares in January

◦	Converted remaining preferred shares into common shares

◦	Resulting ownership interest above 50%, which resulted in consolidation

•	Purchased additional shares of Live Nation, increasing Liberty ownership to approximately 27%

•
Repurchased $78 million of Liberty Media shares from November 1, 2012 through January 11, 2013, pre-Starz separation, and repurchased $52 million of Liberty Media shares from January 14, 2013 through January 31, 2013, post-Starz separation

“We were pleased to receive approval from the FCC for de jure control of SiriusXM and subsequently increased our ownership interest above 50%,” said Greg Maffei President and CEO of Liberty Media. “SiriusXM again posted strong results and ended the year with almost 24 million subscribers. We increased our ownership stake in Live Nation and are encouraged by the growth in their ticket sales for 2013. At Barnes & Noble, we were pleased by the strategic investment by Pearson in NOOK Media.”

Liberty Media
On January 11, 2013 Liberty Media was spun-off from Starz. The financials as of December 31, 2012 include the financial results of Starz. Liberty will present Starz as discontinued operations when reporting results in the first quarter of 2013. Pro forma, Liberty Media had $1.8 billion in cash and no debt at the time of the spin-off.

Liberty Media's revenue decreased 52% to $467 million in the fourth quarter and 34% to $2 billion for the year. Adjusted OIBDA decreased 76% to $77 million for the quarter and 58% to $450 million for the year. Operating income decreased 91% to $25 million for the quarter and 66% to $326 million for the year. The decrease in revenue, adjusted OIBDA and operating income was primarily related to a one-time recognition of deferred revenue and costs at TruePosition in the prior year.

Starz, LLC
Starz's revenue decreased 2% to $423 million for the fourth quarter and increased 1% to $1.6 billion for the year. The decrease in revenue for the fourth quarter was primarily a result of a decrease in Starz Distribution revenue due to fewer titles available from The Weinstein Company and a decrease in revenue from Starz Networks primarily due to the non-renewal of the Netflix agreement. The increase in revenue for the year was primarily as a result of increases in revenue from the Starz Distribution and Starz Networks businesses which were partially offset by a decrease in revenue for the Starz Animation business.

Adjusted OIBDA increased 10% to $102 million for the fourth quarter and decreased 1% to $445 million for the year. The increase in adjusted OIBDA for the fourth quarter was primarily due to fewer exhibitions at Starz Networks of first-run (first window) films and higher utilization of second window films licensed under our output agreements with Disney and Sony and decreased advertising and marketing costs associated with original programming. Starz Networks did not have a new original series premiere during the fourth quarter of 2012, while the first season of the original series Boss premiered in October 2011. Starz Networks' increase was partially offset by increased production and acquisition costs at Starz Distribution due to revisions made to ultimate revenue estimates which resulted in impairments to capitalized production and acquisition costs for certain titles.

The decrease in adjusted OIBDA for the year was primarily due to increased production and acquisition costs at Starz Distribution resulting from the revisions made in the fourth quarter to the ultimate revenue estimates as mentioned above. This decrease in adjusted OIBDA was partially offset by lower advertising and marketing costs at Starz Networks resulting from one fewer Starz original series premiere during 2012. Starz Networks had three new original series or new season premieres in 2012 as compared to four in 2011. Consolidated Eliminations also contributed to the decrease due to fewer exhibitions of Overture

Films' titles on Starz Networks during 2012. Operating income was flat for the fourth quarter and decreased 4% to $406 million for the year.

Share Repurchases
From November 1, 2012 through January 11, 2013, 0.7 million shares of Series A Liberty Capital common stock (Nasdaq: LMCA) were purchased at an average cost per share of $109.49 for total cash consideration of $78.2 million. After the completion of the Starz spin-off on January 11, 2013 through January 31, 2013, 0.5 million shares of Series A Liberty Capital common stock (Nasdaq: LMCA) were purchased at an average cost per share of $110.19 for total cash consideration of $52.1 million. Since the reclassification of the original Liberty Capital tracking stock on March 4, 2008 through January 11, 2013, 58.4 million shares have been repurchased at an average cost per share of $32.55 for total cash consideration of $1.9 billion. These repurchases represent 45.3% of the shares outstanding at the time of the introduction of the original Liberty Capital stock. Liberty Media has approximately $397.9 million remaining under its current stock repurchase authorization.

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses. Those interests include its subsidiaries Atlanta National League Baseball Club, Inc., SiriusXM (beginning January 2013) and TruePosition, Inc., interests in Live Nation and minority equity investments in Barnes & Noble and Time Warner Inc.

FOOTNOTES

1)
Liberty Media's President and CEO, Gregory B. Maffei, will discuss these highlights and other matters in Liberty Media's earnings conference call which will begin at 4:45 p.m. (ET) on February 27, 2013. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of adjusted OIBDA and applicable reconciliations see the accompanying schedules.
NOTES
Unless otherwise noted, the foregoing discussion compares financial information for the three months and 12 months ended December 31, 2012 to the same period in 2011.

The following financial information with respect to Liberty Media's equity affiliates and available for sale securities is intended to supplement Liberty Media's consolidated balance sheet and statement of operations to be included in its Form 10-K.

Fair Value of Public Holdings

(amounts in millions)	9/30/2012	12/31/2012
SiriusXM debt and equity(1)	$8,429	$9,621
Live Nation debt and equity(2)	444	494
Barnes & Noble investment(3)	223	262
Other public holdings(4)	1,265	825
Total Liberty Media	$10,361	$11,202

(1)
Represents the fair value of Liberty Media's debt and equity investments in SiriusXM. In accordance with GAAP, Liberty Media has accounted for its equity investment in SiriusXM using the equity method of accounting and has included this in its consolidated balance sheet at historical carrying value of $2,656 million and $2,766 million at September 30, 2012 and December 31, 2012, respectively. Beginning in the first quarter of 2013, Liberty Media will consolidate SiriusXM.

(2)
Represents the fair value of Liberty Media's debt and equity investments. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at its historical carrying value of $412 million and $406 million at September 30, 2012 and December 31, 2012, respectively.

(3)	Represents the carrying value of Liberty Media's preferred equity investment in Barnes & Noble, which is accounted for at fair value.

(4)	Represents Liberty Media's other public holdings which are accounted for at fair value.

Cash and Debt
The following presentation is provided to separately identify cash and liquid investments and debt information.

(amounts in millions)	9/30/2012	12/31/2012
Cash and liquid investments(1)	$1,179	$1,420
Less: Short-term marketable securities	10	67
Total Liberty Media Cash (GAAP)	$1,169	$1,353

Debt:
Starz bank facility(2)	5	5
Starz 5% senior notes(2)	500	500
Other Starz debt(2)	36	35
Total Liberty Media Debt (GAAP)	$541	$540

(1)	Includes $10 million and $67 million of short-term marketable securities with an original maturity greater than 90 days as of September 30, 2012 and December 31, 2012, respectively.

(2)	This debt remained with Starz in the January 2013 separation.

Total Liberty Media cash and liquid investments increased $241 million, primarily as a result of proceeds received from disposition of securities, the special dividend from SiriusXM and repayment of loans from investees. These inflows were partially offset by investments in cost and equity investees, stock repurchases and payments on financial instruments. Total Liberty Media debt was relatively unchanged.

Important Notice: Liberty Media Corporation (Nasdaq: LMCA, LMCB) President and CEO, Gregory B. Maffei will discuss Liberty Media's earnings release in a conference call which will begin at 4:45 p.m. (ET) on February 27, 2013. The call can be accessed by dialing (888) 300-2318 or (719) 325-2231 at least 10 minutes prior to the start time. Replays of the conference call can be accessed until 6:45 p.m. (ET) March 6, 2013, by dialing (888) 203-1112 or (719) 457-0820 plus the pass code 2400516#. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to
http://www.libertymedia.com/events. Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches, the continuation of our stock repurchase plans, third party investments in Barnes & Noble's NOOK Media, mobile applications offered by Live Nation, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media, changes in law and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this presentation, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K and 8-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this presentation.

Contact: Courtnee Ulrich (720) 875-5420

SUPPLEMENTAL INFORMATION
As a supplement to Liberty Media's consolidated statements of operations, to be included in its Form 10-K, the following is a presentation of quarterly and annual financial information and operating metrics on a stand-alone basis for the largest privately held business (Starz, LLC) owned by Liberty Media at December 31, 2012, which Liberty Media has identified as a reportable segment.

Please see below for the definition of adjusted OIBDA and a discussion of why management believes the presentation of adjusted OIBDA provides useful information for investors. Schedule 2 to this press release provides a reconciliation of adjusted OIBDA for Starz, LLC to its operating income for the same period, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Starz, LLC
Revenue	$432	$405	$403	$400	$423
Adjusted OIBDA	93	127	108	108	102
Operating income	87	120	100	99	87
Subscription units - Starz	19.6	20.1	20.7	20.8	21.2
Subscription units - Encore	33.2	33.6	34.2	34.3	34.8

ANNUAL SUMMARY

(amounts in millions)	2,011	2,012
Starz, LLC
Revenue	$1,615	$1,631
Adjusted OIBDA	449	445
Operating income	424	406
Subscription units - Starz	19.6	21.2
Subscription units - Encore	33.2	34.8

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Media and Starz LLC, together with a reconciliation to that entity's operating income, as determined under GAAP. Liberty Media defines adjusted OIBDA as revenue less operating expenses, and selling, general and administrative expenses (excluding stock and other equity-based compensation) and excludes from that definition depreciation and amortization, restructuring and impairment charges and legal settlements that are included in the measurement of operating income pursuant to GAAP.

Liberty Media believes adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business' ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets. Please see the attached schedules for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income calculated in accordance with GAAP for the three months ended December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively, and the years ended December 31, 2011 and 2012.

QUARTERLY SUMMARY

(amounts in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Liberty Media
Revenue	$973	$440	$537	$555	$467

Adjusted OIBDA	323	110	126	137	77
Depreciation and amortization	(13)	(13)	(15)	(16)	(14)
Stock compensation expense	(8)	(8)	(10)	(10)	(38)
Gain (loss) on legal settlement	(9)	—	—	—	—
Operating Income	$293	$89	$101	$111	$25

ANNUAL SUMMARY

(amounts in millions)	2,011	2,012
Liberty Media
Revenue	$3,024	$1,999

Adjusted OIBDA	1,060	450
Depreciation and amortization	(69)	(58)
Stock compensation expense	(32)	(66)
Gain (loss) on legal settlement	(2)	—
Operating Income	$957	$326

SCHEDULE 2

The following table provides a reconciliation of adjusted OIBDA for Starz, LLC to its operating income calculated in accordance with GAAP for the three months ended December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively, and the years ended December 31, 2011 and 2012.

QUARTERLY SUMMARY

(amounts in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Starz, LLC
Revenue	$432	$405	$403	$400	$423

Adjusted OIBDA	93	127	108	108	102
Depreciation and amortization	(5)	(4)	(5)	(5)	(5)
Stock compensation expense	(1)	(3)	(3)	(4)	(10)
Operating Income	$87	$120	$100	$99	$87

ANNUAL SUMMARY

(amounts in millions)	2,011	2,012
Starz, LLC
Revenue	$1,615	$1,631

Adjusted OIBDA	449	445
Depreciation and amortization	(18)	(19)
Stock compensation expense	(7)	(20)
Operating Income	$424	$406

LIBERTY MEDIA CORPORATION
CONSOLIDATED BALANCE SHEET (unaudited)

	12/31/2011	12/31/2012
	amounts in millions
ASSETS
Current assets:
Cash and cash equivalents	$2,070	1,353
Trade and other receivables, net	288	286
Program rights	388	340
Short term marketable securities	299	67
Restricted cash	709	4
Deferred income tax assets	61	13
Other current assets	45	148
Total current assets	3,860	2,211

Investments in available-for-sale securities and other cost investments	1,859	1,392
Investments in affiliates, accounted for using the equity method	563	3,341

Property and equipment, at cost	504	468
Accumulated depreciation	(289)	(261)
	215	207
Intangible assets not subject to amortization	475	475
Intangible assets subject to amortization, net	135	120
Program rights	374	339
Other assets, at cost, net of accumulated amortization	238	240
Total assets	$7,719	8,325

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$15	10
Accrued liabilities	313	285
Current portion of debt	754	4
Deferred revenue	63	49
Other current liabilities	85	37
Total current liabilities	1,230	385

Long-term debt	541	536
Deferred income tax liabilities	409	802
Other liabilities	290	170
Total liabilities	2,470	1,893

Equity:
Total stockholders' equity	5,259	6,440
Noncontrolling interests in equity of subsidiaries	(10)	(8)
Total equity	5,249	6,432
Commitments and contingencies
Total liabilities and equity	$7,719	8,325

LIBERTY MEDIA CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

		Year ended
	12/31/2011	12/31/2012

REVENUE:
Communications and programming services	$3,024	1,999

OPERATING COSTS AND EXPENSES:
Operating	1,600	1,201
Selling, general and administrative, including stock-based compensation	396	414
Legal settlement	2	—
Depreciation and amortization	69	58
	2,067	1,673
Operating income	957	326

OTHER INCOME (EXPENSE):
Interest expense	(21)	(33)
Dividend and interest income	79	78
Share of earnings (losses) of affiliates, net	87	1,346
Realized and unrealized gains (losses) on financial instruments, net	68	232
Gains (losses) on dispositions, net	(10)	22
Other, net	5	41
	208	1,686
Earnings (loss) before income taxes	1,165	2,012
Income tax (expense) benefit	(333)	(600)
Net earnings (loss)	832	1,412
Less net earnings (loss) attributable to the noncontrolling interests	(4)	(2)

Net earnings (loss) attributable to Liberty stockholders	$836	1,414

Net earnings (loss) attributable to Liberty stockholders:
Liberty Capital common stock	607	1,414
Liberty Starz common stock	229	NA
	$836	1,414

LIBERTY MEDIA CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)

	Year ended
	12/31/2011	12/31/2012
	amounts in millions
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$832	1,412
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	69	58
Amortization of program rights	737	759
Cash payments for program rights	(769)	(741)
Stock-based compensation	32	66
Cash payments for stock-based compensation	(21)	(52)
Excess tax benefit from stock-based compensation	(9)	(146)
Share of (earnings) losses of affiliates, net	(87)	(1,346)
Realized and unrealized (gains) losses on financial instruments, net	(68)	(232)
Losses (gains) on disposition of assets, net	10	(22)
Change in tax accounts from Liberty Interactive, net	2	—
Deferred income tax expense	72	450
Other noncash charges (credits), net	(603)	(27)
Changes in operating assets and liabilities
Current and other assets	(78)	10
Payables and other liabilities	157	47
Net cash provided (used) by operating activities	276	236

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash proceeds from dispositions of securities	17	766
Proceeds (payments) on financial instruments, net	—	(9)
Investments in and loans to cost and equity investees	(350)	(1,716)
Repayment of loans by cost and equity investees	217	110
Return on investment in equity method affiliate	—	165
Capital expended for property and equipment	(14)	(31)
Net sales (purchases) of short term investments	277	232
Net (increase) decrease in restricted cash	(153)	705
Reattribution of cash to Liberty Interactive	(264)	—
Other investing activities, net	(4)	(8)
Net cash provided (used) by investing activities	(274)	214

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	506	500
Repayments of debt	(59)	(1,254)
Repurchases of Liberty common stock	(465)	(323)
Taxes paid in lieu of shares issued for stock-based compensation	(9)	(181)
Excess tax benefit from stock-based compensation	9	146
Other financing activities, net	(4)	(55)
Net cash provided (used) by financing activities	(22)	(1,167)

Net increase (decrease) in cash and cash equivalents	(20)	(717)
Cash and cash equivalents at beginning of period	2,090	2,070

Cash and cash equivalents at end of period	$2,070	1,353